UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

HeartCore Enterprises, Inc. (the “Company”) announced that its Board of Directors has formed a Compensation Committee and a Nominating and Corporate Governance Committee. The Compensation Committee is comprised of three independent directors: Ferdinand Groenewald, Heather Neville (Chair) and Koji Sato. The Nominating and Corporate Governance Committee is comprised of three independent directors: Ferdinand Groenewald, Heather Neville and Koji Sato (Chair).

In exchange for their service on the Compensation Committee, the Chair of the Compensation Committee will receive an additional $7,000 annually, and the other Compensation Committee members will receive an additional $4,000 annually.

In exchange for their service on the Nominating and Corporate Governance Committee, the Chair of the Nominating and Corporate Governance Committee will receive an additional $6,000 annually, and the other Nominating and Corporate Governance Committee members will receive an additional $3,000 annually.

Upon initially listing with the Nasdaq Capital Market, the Company qualified as a “controlled company” because more than 50% of the voting power for the election of directors was held by Sumitaka Yamamoto, the Company’s Chairman of the Board, Chief Executive Officer and President. As a result of certain sales under the Company’s previously announced at-the-market offering, Mr. Yamamoto no longer holds more than 50% of the voting power for the election of directors and therefore, the Company no longer qualifies as a controlled company. As a result, the Company is required, subject to phase-in rules, to comply with Nasdaq requirements that:

●	a majority of the Board consist of independent directors as defined by Nasdaq’s applicable rules and regulations;

●	the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

The Company previously availed itself of certain of the controlled company exemptions. More specifically, the Company did not have a compensation committee or a nominating and corporate governance committee.

We no longer qualify as a controlled company and accordingly, we have formed a Compensation Committee and a Nominating and Corporate Governance Committee; however, we currently utilize and presently intend to continue to utilize, the exemption relating to a majority independent board. Pursuant to Nasdaq’s phase-in rules, we have a period of one year from the date on which we ceased to be a controlled company to comply with the majority independent board requirement.

Three of six members of the Company’s Board of Directors are independent directors within the meaning of Nasdaq Capital Market rules: Ferdinand Groenewald, Heather Neville, and Koji Sato.

Copies of the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Charter of the Compensation Committee.
99.2	Charter of the Nominating and Corporate Governance Committee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: March 19, 2025	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer